Exhibit 99.1

FOR IMMEDIATE RELEASE

LXP Industrial Trust Board of Trustees to Review Strategic Alternatives to Maximize Shareholder Value

NEW YORK – February 8, 2022 – LXP Industrial Trust (NYSE: LXP) (“LXP” or the “Company”), a real estate investment trust (REIT) focused on single-tenant warehouse and distribution real estate investments, today announced that its Board of Trustees has initiated a review of the Company’s strategic alternatives. With the support of its independent financial advisors, the Board will consider a wide range of options including, among other things, a sale, merger and other business combinations.

“The LXP Board and management team are committed to examining a wide range of options to maximize value for all shareholders,” said T. Wilson Eglin, Chairman, Chief Executive Officer and President of LXP Industrial Trust. “Over the last five years, we have successfully transformed LXP into a leading, predominantly single-tenant industrial REIT with a much stronger and more valuable portfolio. With this transformation substantially complete, we believe now is an opportune time to launch a comprehensive process to determine the best path to drive shareholder value. As the Board conducts its review, we will remain open to all credible opportunities to unlock value, while maintaining our focus on executing our disciplined growth strategy and supporting our stakeholders.”

LXP has not set a timetable for the review process, nor has it made any decisions related to any potential strategic alternatives at this time. There can be no assurance that the review process will result in a transaction or other strategic change or outcome. The Company does not intend to disclose or comment on developments related to this review unless or until it determines that further disclosure is appropriate or required by law.

BofA Securities, Evercore and Wells Fargo Securities are serving as LXP’s financial advisors and Paul Hastings LLP is serving as legal counsel.

ABOUT LXP INDUSTRIAL TRUST

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant warehouse and distribution investments across the United States. LXP seeks to expand its portfolio through acquisitions, development projects, and build-to-suit and sale/leaseback transactions. For more information or to follow LXP on social media, visit www.lxp.com.

Forward-Looking Statements

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President, Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200

E-mail: hgentry@lxp.com

Media Contact:

Andrew Siegel / Lucas Pers

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449